Exhibit 99.1

Senmiao Technology Signs an Investment Agreement with
Hongyi Industrial Group to Invest RMB50 Million in
Senmiao’s Auto Business

Investment of approximately US$7 million is expected to accelerate expansion of Senmiao’s automobile transaction and related services business in Sichuan Province

CHENGDU, China, July 8, 2020 / PRNewswire/ -- Senmiao Technology Limited (“Senmiao”) (NASDAQ: AIHS), a provider of automobile transaction and related services targeting the online ride-hailing industry in China, today announced that its Chinese variable interest entity has secured a RMB50 million (approximately US$7 million) investment from Hongyi Industrial Group Co., Ltd. ("Hongyi”), an affiliate of the largest shareholder of Chengdu Road & Bridge Engineering Co., Ltd., a construction engineering company publicly listed on the A-Share market in China.

This investment was not made in Senmiao directly, but rather into Jinkailong Automobile Leasing Co., Ltd. ("Jinkailong"), which Senmiao controls through its majority owned subsidiary, Hunan Ruixi Financial Leasing Co., Ltd. (“Hunan Ruixi”). Jinkailong is the entity through which Senmiao operates its automobile transaction and related services business (“Auto Business”), primarily in the city of Chengdu. Senmiao intends to use the capital investment for the expansion of Jinkailong's Auto Business in Chengdu, specifically to purchase more automobiles for its vehicle rental business to short lease ride-hailing drivers and open additional retail stores to provide auto financing and transaction facilitation services to ride-hailing drivers.

Pursuant to the agreement governing this investment (the “JKL Investment Agreement”), Hongyi has agreed to make a capital contribution to Jinkailong of RMB50 million (approximately US$7.0 million) over the coming months in consideration of a 27.03% equity interest in Jinkailong. As a result of the investment by Hongyi, the ownership of the current shareholders of Jinkailong (including Hunan Ruixi and certain other unaffiliated parties) will be proportionally diluted, although Senmiao will continue to control Jinkailong via existing voting agreements with certain shareholders of Jinkailong.

Mr. Xi Wen, Chief Executive Officer of Senmiao, commented, “We are delighted to sign this landmark deal with Hongyi as we believe it will increase our ability to further expand our market share in the rapidly developing online ride-hailing industry in China. Hongyi, a corporate enterprise in the business of real estate and industrial investment in Sichuan, has a strong track record of successful business ventures and is an affiliate of the largest shareholder of an A-share listed company in China. This agreement marks a significant vote of confidence by Hongyi in our long-term strategy to monetize and generate profits in our streamlined automobile transaction and related services business. With the additional capital, we believe we are in an even stronger position to weather the adverse impact that COVID-19 has had on our business and focus squarely on expanding our auto business while driving long-term sustainable growth for our shareholders.”

The JKL Investment Agreement provides performance targets for Jinkailong during a three-year performance commitment period following the closing of the transaction. Failure to meet certain performance targets will trigger the redemption right of Hongyi, which would require certain shareholders of Jinkailong (including Hunan Ruixi) to repurchase Hongyi’s equity interest in Jinkailong. One of these performance targets is that Jinkailong become public though an IPO or be merged with a public company within three and a half years following the closing. The JKL Investment Agreement also provides Hongyi certain other shareholder rights, including, but not limited to, dividend rights, a right of first refusal for any equity transfer from the other shareholders of Jinkailong, a tag-along right, anti-dilution rights, subscription rights and priority in liquidation or dissolution of Jinkailong.

For additional information regarding this transaction, please review the Current Report on Form 8-K that Senmiao has filed with the U.S. Securities and Exchange Commission.

About Senmiao

Headquartered in Chengdu, Sichuan Province, Senmiao provides automobile transaction and related services including sales of automobiles, facilitation and services for automobile purchase and financing, management, operating lease, guarantee and other automobile transaction services aimed principally at the growing ride-sharing market in Senmiao’s areas of operation in China. For more information about Senmiao, please visit: http://www.senmiaotech.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the investment in Jinkailong described herein, the development of Senmiao’s auto business, the Chinese ride-sharing and automobile financial leasing markets, and Senmiao’s plans, objectives, goals, strategies, and performance, as well as the assumptions such statements and other statements that are not statements of historical facts. When Senmiao uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from Senmiao’s expectations, including, but not limited to, risks and uncertainties relating to the following: the risk that the investment by Hongyi may not be consummated timely or at all; the risk that Jinkailong may not effectively utilize the investment proceeds to grow its auto business; the risk that the anticipated growth of Senmiao’s auto business may not be realized; the risks associated with the discontinuance of Senmiao’s online lending business; Senmiao’s future business development; product and service demand and acceptance; the risks and impact of the ongoing coronavirus outbreak in China; changes in technology; economic conditions; reputation and brand; the impact of competition and pricing; the impact of government regulations; fluctuations in general economic and business conditions in China and other risks expressed in reports filed by Senmiao with the U.S. Securities and Exchange Commission. For these reasons, among others, investors are cautioned not to place undue reliance on any forward-looking statements. Senmiao’s filings with the U.S. Securities and Exchange Commission are available for review at www.sec.gov. Senmiao undertakes no obligation to publicly revise any forward-looking statements to reflect changes in events or circumstances.

For more information, please contact:

At the Company:

Yiye Zhou

Email: edom333@ihongsen.com

Phone: +86 28 6155 4399

Investor Relations:

Rene Vanguestaine
Christensen
Email: rvanguestaine@ChristensenIR.com

Phone: +86 178 1749 0483

Linda Bergkamp

Christensen

Email: lbergkamp@ChristensenIR.com

Phone: +1 480 614 3004